Exhibit 10.9

CONSULTING AGREEMENT

THIS AGREEMENT executed as of the 15th day of February, 2005 (the “Effective Date”)

BETWEEN:

CANAID, Inc., an independent contractor with the address of P.O. Box 1005, Hanalei, Hawaii, 96714 (hereinafter referred to as “Consultant”)

- and -

OncoGeneX Technologies Inc., a corporation incorporated pursuant to the laws of the Canada with offices situated at Suite 400, 1001 West Broadway, Vancouver, British Columbia V6H 4B1 (hereinafter referred to as the “Client”)

WITNESS WHEREAS the Client is a biotechnology company engaged in the development of therapeutics and diagnostics for cancer,

AND WHEREAS the Consultant is engaged in the provision of advisory services related to clinical trials,

AND WHEREAS the Client desires to engage the Consultant to provide the Advisory Services (as defined below) and the Consultant has agreed to provide the same on the terms and conditions contained herein.

NOW THEREFORE in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE I - ADVISORY SERVICES

1.1                           The Client hereby engages the Consultant as an independent contractor and the Consultant agrees to provide the Client advisory services in connection with the Client’s Business, including but not limited to the provision of advice and counsel on the design, implementation and analysis of clinical trials (the “Advisory Services”). For the purposes of this Agreement, “Business” means the development and commercialization of the Company Technology (as defined in Section 6.1 hereof) and such other business plans as approved by the Client’s board of directors from time to time and which are in effect on the date of termination of this Agreement.

1.2                           The Client from time to time during the currency of this Agreement shall specify those specific areas of activity in which it desires Advisory Services to be provided.

1.3                           The Consultant shall provide its own work methods and equipment for performing the Advisory Services.

1.4                           The Consultant shall perform the Advisory Services in accordance with industry standards and high standards of ethics.

Consulting Agreement – OncoGenex / Canaid Inc.

ARTICLE 2 - TERM

2.1                           The term (“Term”) of this Agreement shall commence on the Effective Date and continue until the first anniversary thereof, unless extended and amended as appropriate by both parties in writing prior to the end of the Term. Notwithstanding the foregoing, this contract may be terminated by either party on thirty (30) days prior written notice, or in accordance with the terms otherwise contained herein.

ARTICLE 3 - COMPENSATION AND EXPENSES

3.1                           For the provision of the Advisory Services herein, the Client shall pay to the Consultant work fees (the “Work Fees”) payable at an hourly rate of US$200 and a per diem rate of US$2,000, to be submitted by way of invoice after service has been performed and due within ten (10) days of receipt of the same.

3.2                           The Consultant will provide the number of hours reasonably necessary to perform the Advisory Services contemplated under this Agreement. The Client and the Consultant understand that the hours of work required to perform those duties will be irregular.

3.3                           The Client shall reimburse the Consultant for all reasonable expenses incurred by it on behalf of the Client, provided that any expenses related to out-of-town travel are approved in advance by the Client. The Client shall make reimbursement payments as soon as reasonably practicable after receiving a statement setting forth expenses incurred and related receipts and in any event within ten (10) days after the Client’s receipt of such supporting documentation.

ARTICLE 4 - CONFIDENTIALITY & EXCLUSIVITY

4.1                           It is acknowledged and agreed by the parties hereto that the Advisory Services to be provided hereunder by the Consultant to the Client are subject to the confidentiality provisions of this Article 4 and are to be provided on a non-exclusive basis. It is acknowledged by the Client that the Consultant may be providing substantially similar services to other persons, and the Client acknowledges that the obligations hereunder shall not prevent or restrict the provision by the Consultant of such similar services provided only that (i) the Consultant applies reasonable commercial efforts to its performance hereunder and (ii) the Consultant does not perform substantially similar services for other companies during the term of this Agreement that would create a conflict of interest for the Consultant, or create a conflict between the Client and such other company, without the prior written consent of the Client such consent not to be unreasonably withheld.

4.2                           The Consultant hereby acknowledges that by virtue of performing the Advisory Services for the Client, it will have access to and will be entrusted with Confidential Information, the disclosure of which may be detrimental to the best interests of the Client. The term “Confidential Information” as used in this Agreement means all trade secrets, proprietary information and other data or information (and any tangible evidence, record or representation thereof), whether prepared, conceived or developed by an employee or consultant of the Client or received by the Client from an outside source which is maintained in confidence by the Client or from any of its customers to obtain a competitive advantage over competitors who do not have access to such trade secrets, proprietary information, or other data or information. Without limiting the generality of the foregoing, Confidential Information includes:

(a)           any ideas, improvements, know-how, research, inventions, innovations, products, services, sales, scientific or other formulae, processes, methods, machines, manufactures, compositions, procedures, tests, treatments, developments, technical data, designs, devices, patterns, concepts, computer programs, computer code, creative development, training or service manuals, plans for new or revised services or products or other plans, items or strategy methods on compilation of information, or works in process that relate to the Business, or that result from its marketing, research and/or development activities;

(b)           any information relating to the relationship of the Client with any clients, customers, suppliers, principals, contacts or prospects of the Client and any information relating to the requirements, specifications, proposals, orders, contracts or transactions of or with any such clients, customers, suppliers, principals, contacts or prospects of the Client, including but not limited to client lists;

(c)           any sales plan, marketing material, plan or survey, business plan or opportunity, product or service development plan or specification, business proposal or business agreement; and

(d)           any information relating to the present or proposed Business.

4.3                           The Consultant agrees that the Confidential Information is and will remain the exclusive property of the Client including any Confidential Information that the Consultant developed or helped to develop. The Consultant also agrees that the Confidential Information:

(a)           constitutes a proprietary right which the Client is entitled to protect; and

(b)           constitutes information and knowledge not generally known to the trade.

4.4                           The Consultant understands that the Client has from time to time in its possession information belonging to others or which is claimed by others to be confidential or proprietary and which the Client has agreed to keep confidential. The Consultant agrees that all such information shall be Confidential Information for the purposes of this Agreement.

4.5                           The Consultant acknowledges and agrees that any Confidential Information disclosed to the Consultant is in the strictest confidence and the Consultant agrees to maintain and hold in strict confidence all Confidential Information disclosed to it. The disclosure of any such Confidential Information by the Consultant in any form whatsoever except (i) as required in performance of the Advisory Services hereunder and in furtherance of the best interest of the Client, (ii) as authorized by the Client including under a non-disclosure agreement signed by the Client, or (iii) as permitted under Section 4.8 of this Agreement, is and shall be considered a fundamental breach of this Agreement and shall entitle the Client to terminate immediately this Agreement without further payment to the Consultant (except for work performed prior to such breach).

4.6                           Except in accordance with this Article 4, the Consultant shall not:

(a)           duplicate, transfer, disclose or use nor allow any other person to duplicate, transfer or disclose any of the Confidential Information; or

(b)           incorporate, in whole or in part, within any domestic or foreign patent application that is not for the benefit of the Client, any proprietary or Confidential Information.

4.7                           The Consultant will safeguard all Confidential Information to which the Consultant has access at all times so that it is not exposed to or used by unauthorized persons, and will exercise at least the same degree of care that it would use to protect its own confidential information.

4.8                           The restrictive obligations set forth above shall not apply to the disclosure or use of any Confidential Information which:

(a)           is or later becomes publicly known under circumstances involving no breach of any confidentiality provisions, including this Agreement by the Consultant, or has been approved for release by the Client;

(b)           is already known to the Consultant outside its work for the Client under this Agreement, at the time of receipt of the Confidential Information;

(c)           is lawfully made available to the Consultant by a third party; or

(d)           is required by law to be disclosed but only to the extent of such requirement and the Consultant shall immediately notify the Client in writing of upon receipt of any request for such disclosure.

4.9                           For purposes of the copyright laws of the United States of America, to the extent, if any, that such laws are applicable to any Confidential Information, it shall be considered a work made for hire and the Client shall be considered the author thereof.

4.10                         Immediately following the request of the Client and in any event immediately upon termination of this Agreement, the Consultant will deliver to the Client all documents in the Consultant’s possession or control containing Confidential Information without making or retaining copies.

4.11                         The term “Personal Information” means information about an identifiable individual collected or created by the Client or its consultants in relation to the services they perform for the Company, but does not include the name, title, business address, or business telephone number of an employee or consultant of the Client.

4.12                         Unless the law otherwise specifies or the Client otherwise directs in writing, the Consultant may only collect, create, use and disclose Personal Information that is necessary for the performance of its consulting obligations, and must not collect, use or disclose Personal Information about an individual without the consent of the individual to whom the information relates.

4.13                         The Consultant agrees to protect all Personal Information collected or stored by it by taking reasonable security measures, in accordance with the sensitivity of the information in question, to protect it against unauthorized access by any other party, and from unauthorized collection, use, disclosure, copying, modification or disposal.

4.14                         The Consultant further agrees to comply with all applicable laws and Client policies and practices that relate to the collection, use, disclosure, storage and disposal of Personal Information. A copy of the Client’s Confidentiality and Privacy Policy is attached as Appendix A.

4.15                         The Consultant agrees to retain Personal Information until directed by the Client in writing to dispose of it or deliver it as specified in the direction.

4.16                         The Consultant agrees to immediately rectify, delete or update Personal Information on receiving instructions to this effect from the Client.

4.17                         The Consultant is liable for protecting all Personal Information in its possession or control and for any unauthorized use or disclosure thereof.

4.18                         The obligations of the parties under this Personal Information provision will survive the termination of the Agreement.

ARTICLE 5 - REPORTING

5.1                           In respect of the duties and obligations of the Consultant hereunder, it is agreed that the Consultant shall keep the Client currently informed of its progress.

ARTICLE 6 – INTELLECTUAL PROPERTY

6.1                           As used in this Article 6, the following words and phrases are defined as follows:

(a)           “UBC Licenses” means the licenses entered into by the University of British Columbia and the Client effective November 1, 2001 and September 1, 2002 which define the terms under which the Client has acquired an exclusive license to certain technology.

(b)           “Technology” means all ideas, concepts, business and trade names, trademarks, know-how, trade secrets, inventions, improvements, devices, methods, processes and discoveries, whether patentable or not, and whether or not reduced to writing or other tangible form or to actual or constructive practice which either: (i) are part of the technology licensed to the Client under the UBC Licenses; or (ii) are otherwise developed or acquired on behalf of or by the Client.

6.2                           The Consultant acknowledges and agrees that the Client is currently engaged in the development and commercialization of the Technology. In consideration of the Work Fees payable to the Consultant hereunder, the Consultant hereby transfers and assigns to the Client all intellectual property rights, arising during the term of this Agreement in and to all ideas, know-how, discoveries, inventions, documents or other information relating to the Technology as well as any copyright and other rights in any designs, plans, specifications, documents or other work relating to the Technology.

6.3                           The Consultant agrees that any and all ideas, discoveries, inventions and improvements (collectively, the “Inventions”) which it may conceive or make during the term of this Agreement, either alone or jointly with others, whether or not reduced to practice, relating or in any way appertaining to or connected with the Technology shall be the sole and exclusive property of the Client. The Consultant will, whenever so requested by the Client, execute any and all applications, assignments, and other instruments which the Client shall deem necessary in order to apply for and obtain letters patent of Canada or foreign countries for said Inventions or for any other reason, provided that the Client pays all costs associated with preparing, reviewing and executing such instruments, including for the reasonable time of the Consultant therefor.

6.4                           At all times during the term of this Agreement, the Consultant will promptly disclose to the Client in writing and in full and enabling detail, all Inventions it has conceived or created in performance of the Advisory Services and relating to the Technology.

6.5                           The Consultant acknowledges and agrees that all copyright and other rights in any designs, plans, specifications, documents or other work (“Work”) it creates in performance of the Advisory Services under this Agreement shall be the sole and exclusive property of the Client. The Consultant hereby assigns all such rights to the Client. The Consultant will, whenever so requested by the Client, execute any and all applications, assignments, and other instruments which the Client shall deem necessary in order to apply for and obtain registration of copyright in any Work in Canada or foreign countries, provided that the Client pays all costs associated with preparing, reviewing and executing such instruments, including for the reasonable time of the Consultant therefor.

6.6                           The Consultant waives all moral rights or author’s rights in any Work it may create during the term of this Agreement.

6.7                           The foregoing obligations shall continue beyond the termination of this Agreement with respect to any and all Inventions or Work conceived or made by the Consultant during the term hereof, assigns, executors, administrators or other legal representatives.

ARTICLE 7 - MISCELLANEOUS

7.1                           Any notice required to be given under this Agreement shall be in writing and shall be sufficient if delivered by hand or sent by regular mail or post, postage pre-paid, to:

(a)           In respect of the Client:  at the address specified above;

(b)           In respect of the Consultant: at the address specified above;

and shall be deemed to have been received four (4) business days after being sent by registered mail, or, when delivered if such delivery is effected in person. The addresses for notices may be changed from time to time by written notice given by either party to the other in accordance with the provisions of this Agreement.

7.2                           If for any reason any term, covenant or provision of this Agreement or the application thereof to any person or any circumstances is to any extent held or rendered unenforceable or invalid, then such term, covenant or provision shall be and be deemed to be independent in the remainder of this Agreement and shall be severable and divisible therefrom and its unenforceability and invalidity shall not affect, impair or invalidate the remainder of this Agreement or any part thereof and such term, covenant or provision shall continue to be applicable to and enforceable to the full extent permitted by law.

7.3                           No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver constitute a continuing waiver unless otherwise provided.

7.4                           No provision of this Agreement does or is intended to create a joint venture or partnership or any similar relationship between the parties. The Consultant has been engaged to perform certain work for the Client as an independent contractor and not as an employee or agent of the Client and neither party is authorized to incur any debt, liability or obligation for the other without the other party’s express permission in writing. The Consultant expressly agrees that it shall not represent that it is an officer or other agent of the Client except as expressly authorized by the Client in writing. The Consultant shall at its own expense, pay all income taxes, unemployment insurance premiums, Canada Pension Plan premiums, Workers’ Compensation contributions, and all other taxes, charges and contributions levied or required by competent governmental authorities in Canada or the U.S. in respect of monies paid to the Consultant under this Agreement and the Client will not have any obligation whatsoever to compensate the Consultant or any Designee for annual vacation, sickness, accident or disability, whether or not resulting from the performance by the Consultant of obligations of the Consultant under this Agreement, retirement pension or benefits or any benefits resulting from the expiration of the Term of this Agreement or for any other benefits accorded by the Client to any of its employees.

7.5                           This Agreement sets forth all the promises, agreements, conditions, conditions precedent, representations, warranties and understandings whether express or implied between the parties hereto respecting the subject matter hereof and there are no promises, agreements, conditions, conditions precedent, representations, warranties or understandings other than as set forth herein and supersedes all prior arrangements. No term or provision of this Agreement may be amended, discharged or modified in any respect except in writing signed by the parties hereto.

7.6                           The Consultant acknowledges that a breach by the Consultant of any of the covenants contained in Articles 4 and 6 of this Agreement shall result in damages to the Client and that the Client could not be adequately compensated for such damages by a monetary award. Accordingly, in the event of any such breach, in addition to all other remedies available to the Client at law or in equity, the Client shall be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, temporary or permanent injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement.

7.7                           Each of the parties to this Agreement acknowledge that it has had independent legal advice regarding the execution of this Agreement, or has been advised of its respective right to obtain independent legal advice, and if it has not in fact obtained independent legal advice, each party acknowledges herewith that it understands the contents of this Agreement and that it is executing the same voluntarily and without pressure from the other party or anyone on such other party’s behalf.

7.8                           Neither party shall assign this Agreement or its rights, duties or obligations hereunder to any other party without the prior written approval of the other parties hereto.

7.9                           This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and the parties hereby irrevocably attorn to jurisdiction of the courts of the Province of British Columbia in all matters.

7.10                         Time shall be of the essence.

7.11                         The provisions of Articles 3, 4, 6, and 7 shall survive the termination of this Agreement.

7.12                         Any amount payable under this Agreement shall be paid in American currency.

7.13                         The Consultant represents and warrants that it is not a party to any agreement or under any other obligation to other persons or entities, including any former employer or client, nor does the Consultant have any interest which is inconsistent with or in conflict with or which would prevent, limit or impair the Consultant’s performance of any obligations hereunder. The Consultant acknowledges that the Client is not requesting the Consultant disclose any confidential information which the Consultant may have obtained from a former employer or client.

IN WITNESS WHEREOF the parties hereto have executed this Agreement this 15th day of March, 2005.

CANAID, Inc.

/s/ Neil Clendeninn
Neil Clendeninn

OncoGeneX Technologies Inc.

/s/ Scott Cormack
Scott Cormack, President and CEO

Confidentiality & Privacy Policy

This policy outlines the principles and commitments that OncoGenex Technologies Inc. (“OncoGenex”) makes to its employees and consultants regarding the protection of their personal information.

Definitions

“Personal Information” is information about an identifiable individual and includes employee personal information but does not include business contact information and work product information, as defined below. In the case of employees and consultants, Personal Information includes, but is not limited to, home postal and e-mail addresses, home telephone number, social insurance number, income, educational qualifications, disciplinary actions, and personal health information.

“Employee Personal Information” is Personal Information about an individual that relates to establishing, managing and terminating the employment relationship. It does not include personal information that is not about an individual’s employment.

“Business Contact Information” means information to enable an individual at a place of business to be contacted (i.e. name, position, business telephone and fax numbers, business postal and e-mail addresses).

“Work Product Information” means information prepared or collected as part of an individual’s or group’s responsibilities or activities related to the individual’s or group’s employment or business activities.

Accountability

The overall responsibility for the protection of Personal Information and compliance with this policy, the Personal Information Protection Act (the “Act”), and any other privacy legislation that may apply from time to time, rests with OncoGenex’s Privacy Officer.

Purposes For Collection, Use and Disclosure of Personal Information

The Personal Information of OncoGenex’s employees and consultants will be collected, used and disclosed during their employment or consultancy with OncoGenex for purposes related to establishing, maintaining and terminating the employment or consulting relationship, including:

•      Verifying employment or consultancy eligibility

•      Maintaining accurate personnel or consultancy records

•      Paying wages or fees

•      Administering benefits or other contractual terms, and

•      Performance assessment

In addition, from time to time, OncoGenex may require its employees and consultants to consent to the disclosure of their Personal Information to current and/or potential investors.

Confidentiality & Privacy Policy

Revised: February 28, 2005

1

Collection, Use and Disclosure of Personal Information

OncoGenex will obtain employee and consultant consent to collect, use or disclose Personal Information for the purposes set out above where such consent is required by the Act. If employee or consultant consent to collect, use or disclose Personal Information is not required, employees or consultants may receive notice of the purpose for the collection, use or disclosure of their Personal Information prior to its collection, use or disclosure. However, there are some circumstances under the Act where Personal Information may be collected, used or disclosed without consent or notice.

Personal information will only be collected, used and disclosed for the purposes identified and will only be disclosed to third parties where OncoGenex has the employee’s or consultant’s consent to such disclosure (if consent is required), where the employee or consultant is notified of the purpose of the disclosure, or where required or permitted by law.

If consent is required to collect, use or disclose Personal Information, employees and consultants have the right to withdraw consent to the collection, use or disclosure of their Personal Information at any time. However, there may be consequences to such withdrawal. If an employee or consultant withdraws their consent, OncoGenex will inform the employees or consultant of the likely consequences of such action. An individual may not withdraw consent if withdrawing the consent would frustrate the performance of a legal obligation.

Accuracy

OncoGenex will ensure that all Personal Information it collects and stores shall be as accurate, complete and up-to-date as required for the purpose for which it was collected.

Safeguarding Personal Information

OncoGenex will implement security practices to ensure that Personal Information is protected from unauthorized access, collection, use, disclosure, copying, modification or disposal. Such safeguards will be appropriate to the sensitivity of the information.

Retention of Personal Information

OncoGenex will retain Personal Information only as long as is necessary to fulfill the purpose for which it was collected, or a related business or legal purpose. OncoGenex will retain Personal Information that is used to make a decision about an employee or consultant for at least one year after using it so the employee or consultant has a reasonable opportunity to obtain access to the information.

Rights of Access and Correction

Employees and consultants have the right to access their Personal Information and request correction, if necessary, of such information. An employee or consultant may access his/her Personal Information or request correction of his/her Personal Information by sending a written request to the Privacy Officer.

2

OncoGenex will provide the employee or consultant with a reply to their request within thirty (30) business days.

If, for any reason, the request for access to, or correction of, Personal Information is refused, the employee or consultant will be informed, in writing, of the reasons for refusal and the provision of the Act on which the refusal is based. The employee or consultant will also be provided with the contact information of the personnel at OncoGenex who can answer questions about the refusal.

If OncoGenex is satisfied on reasonable grounds that a request for correction should be implemented, it will correct the information as soon as reasonably possible and send the corrected information to each organization to which the Personal Information was disclosed during the year before the date the correction was made. If no correction is made, OncoGenex will annotate the Personal Information with the correction that was requested but not made.

Openness

OncoGenex is open about the policies and procedures it uses to protect Personal Information. Employees and consultants are to contact the Privacy Officer for further information regarding OncoGenex’s policies and procedures.

Complaints

Employees and consultants are to direct any complaints, concerns or questions regarding this policy, or OncoGenex’s compliance with the Act, in writing to the Privacy Officer:

Sherry Tryssenaar, Chief Financial Officer

OncoGenex Technologies Inc.

400- 1001 West Broadway

Vancouver, BC  V6H 4B1

All complaints received will be investigated in a fair, impartial and confidential manner.

3